Exhibit 1

FISERV, INC.

$700,000,000 3.500% SENIOR NOTES DUE 2022

UNDERWRITING AGREEMENT

September 18, 2012

MERRILL LYNCH, PIERCE, FENNER & SMITH

  INCORPORATED

WELLS FARGO SECURITIES, LLC

As Representatives of the Several Underwriters,

c/o Merrill Lynch, Pierce, Fenner & Smith

   Incorporated

One Bryant Park

New York, New York 10036

- and -

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, North Carolina 28288

Dear Sirs and Mesdames:

1. Introductory. Fiserv, Inc., a Wisconsin corporation (the “Company”), agrees with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (together, the “Representatives”) and each of the several Underwriters named in Schedule A hereto (the “Underwriters”) to issue and sell to the several Underwriters $700,000,000 principal amount of its 3.500% Senior Notes due 2022 (the “Offered Securities”) to be issued under the indenture, dated as of November 20, 2007 (the “Base Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by a supplemental indenture, to be dated as of September 25, 2012 (together with the Base Indenture, the “Indenture”), among the Company, the guarantors named in Annex I hereto (the “Guarantors”) and the Trustee. The Offered Securities will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest by each of the Guarantors (such guarantees, the “Guarantees”).

2. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, represent, warrant and agree to each of the Underwriters that, as of the date hereof:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-169358), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which became effective upon filing with the Commission. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including Post-Effective Amendment No. 1 to such registration statement and any other amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 3:30 P.M. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) Automatic Shelf Registration Statement. (i) Well-Known Seasoned Issuer Status. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163, and (D) at the Applicable Time, the Company was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(ii) Effectiveness of Automatic Shelf Registration Statement. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405. If immediately prior to the Renewal Deadline (as hereinafter defined), any of the Offered Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be. “Renewal Deadline” means the third anniversary of the initial effective time of the Registration Statement.

(iii) Eligibility to Use Automatic Shelf Registration Form. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Company will use its reasonable best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(iv) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(d) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(e) General Disclosure Package. At the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated September 18, 2012, the base prospectus, dated September 14, 2010 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The first sentence of this paragraph (f) does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Due Organization of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Wisconsin, with all requisite power and authority under such laws to own, lease and operate its properties, to conduct its business as now being conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to

enter into and perform its obligations under this Agreement, the Indenture and the Notes; the Company is duly qualified or registered as a foreign corporation and is in good standing, where applicable, in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(h) Company Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Act) (each, a “Significant Subsidiary”) and each Guarantor has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing (or the equivalent thereof) under the laws of its jurisdiction of organization, with all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each Significant Subsidiary and each Guarantor is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing, where applicable, in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of properties or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

(i) Indenture. The Indenture has been duly authorized by the Company and the Guarantors and has been duly qualified under the Trust Indenture Act; at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors; assuming due authorization, execution and delivery of the Indenture by the Trustee, at the Closing Date, the Indenture will constitute a valid and legally binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Indenture conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(j) Offered Securities. The Offered Securities have each been duly authorized by the Company; the Offered Securities, when executed by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and delivered by the Company to the Underwriters against payment of the requisite consideration therefor specified in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. On the Closing Date, the Offered Securities will conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package, the Final Prospectus and the Indenture.

(k) Guarantees. The Guarantee to be endorsed on the Offered Securities by each Guarantor has been duly authorized by such Guarantor; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date and duly executed, delivered and authenticated by the Trustee in accordance with the terms of the Indenture, the Guarantee of each Guarantor endorsed thereon will have been duly executed and delivered by each such Guarantor and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. On the Closing Date, the Guarantees will conform in all material respects to the description of such Guarantees contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(l) Capital Stock Duly Authorized and Validly Issued. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; all of the issued and outstanding capital stock or other equity interests of each Significant Subsidiary and each Guarantor has been duly authorized and validly issued, is fully paid and nonassessable and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right (collectively, “Liens”); and none of the issued and outstanding capital stock or other equity interests of the Company or any of the Significant Subsidiaries or Guarantors was issued in violation of any preemptive or similar rights arising by operation of law, under the charter, bylaws or other organizational documents of the Company or any of the Significant Subsidiaries or Guarantors or under any agreement to which the Company or any of the Significant Subsidiaries or Guarantors is a party.

(m) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any government, governmental authority, agency or instrumentality or court (collectively “Governmental Entities”) is necessary or required for the execution, delivery or performance by the Company and the Guarantors of their respective obligations under this Agreement, the Indenture, the Offered Securities or the Guarantees, or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Indenture or the Guarantees, except as may be required under the securities laws of the various states in which the Offered Securities will be offered and sold or as may be required by the federal and state securities laws, other than those that have been made or obtained or otherwise described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(n) Title to Property. Each of the Company and its subsidiaries has good and marketable title to all of their respective real properties and good title to their respective personal properties, in each case free and clear of all Liens except (A) as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or (B) as does not have a Material Adverse Effect and does not interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Company and each of its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Final Prospectus, are in full force and effect, except such failures to be in full force and effect that would not, individually or in the aggregate, result in a Material Adverse Effect.

(o) Absence of Defaults and Conflicts. None of the Company, any of the Guarantors or any of the Significant Subsidiaries is in violation of its charter, bylaws, or other organizational documents, as the case may be; none of the Company, any of the Guarantors or any of the Significant Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of their respective properties or assets is subject (collectively, “Agreements and Instruments”), except for such defaults under Agreements and Instruments that, singularly or in the aggregate, would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Indenture by the Company and the Guarantors and the execution, delivery and performance of the Guarantees by the Guarantors, the issuance, execution, sale and delivery of the Offered Securities by the Company and the execution, delivery and performance of the Guarantees by the Guarantors, the consummation of the transactions contemplated by this Agreement and the Indenture, and compliance by the Company and the Guarantors with the terms of this Agreement, the Indenture, the Offered Securities and the Guarantees, do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any properties or assets of the Company or any of the Guarantors or Significant Subsidiaries pursuant to, any Agreements and Instruments, except for such violations, conflicts, breaches, defaults or Liens that, singularly or in the aggregate, would not result in a Material Adverse Effect, nor will the same result in any violation of the provisions of the charter, bylaws or other organizational documents of the Company, any Guarantor or any Significant Subsidiary or any violation by the Company or its subsidiaries of any applicable laws, statutes, rules, regulations, judgments, orders, writs or decrees of any Governmental Entity, except for violations that would not, individually or in the aggregate, result in a Material Adverse Effect; it being understood that, as used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(p) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(q) Possession of Licenses and Permits; Compliance with Government Regulations. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now conducted by them, except where the failure to possess any such Governmental License would not result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all Governmental Licenses are valid and in full force and effect, except where the invalidity of Governmental Licenses or the failure of Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with all governmental regulations applicable to their respective operations, except where any failure to be in such compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

(r) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, universal resource locators, or other intellectual property (collectively, “Intellectual Property”) presently employed by it in connection with the business now operated by it or reasonably necessary in order to conduct such business, except where the failure to own, possess or acquire any such Intellectual Property would not result in a Material Adverse Effect; neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of, or is engaged in any proceedings relating to, any infringement by any of them of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property owned, possessed or used by the Company or any of its subsidiaries invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, individually or in the aggregate, result in a Material Adverse Effect.

(s) Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(t) Accurate Disclosure. The statements included in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Description of the Notes” and “Government Regulation,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(u) Absence of Manipulation. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Offered Securities.

(v) Statistical and Market-Related Data. Any third party statistical and market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(w) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance in all material respects with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents, in all material respects, the information called for by, and is prepared in accordance with, the Commission’s rules and guidelines applicable thereto. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board within the next 90 days, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(x) Litigation. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which (A) would be required to be disclosed under the Act, (B) is not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus if it would result in a Material Adverse Effect or (C) could materially and adversely affect the consummation of the transactions contemplated by this Agreement, the Indenture, the Offered Securities or the Guarantees or the performance by the Company or the Guarantors of their respective obligations hereunder or thereunder and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(y) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the in the Registration Statement, the General Disclosure Package and the Final Prospectus under the Act, the Exchange Act and the Rules and Regulations. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus fairly presents, in all material respects, the information called for by, and has been prepared in accordance with, the Commission’s rules and guidelines applicable thereto.

(z) No Material Adverse Change in Business. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries, taken as a whole that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(aa) Investment Company Act. Neither the Company nor any Guarantor is or, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(bb) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or any Guarantor or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(c)(ii) hereof.

(cc) Capitalization. The shareholder’s equity and long-term indebtedness of the Company as of June 30, 2012 was as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus in the column entitled “Actual” under the caption “Capitalization”; and there has not been (1) any subsequent issuance of capital stock of the Company, except for subsequent issuances, if any, pursuant to any outstanding securities, benefit or compensation plans disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or (2) any subsequent increase, if any, in the outstanding principal amount of long-term indebtedness, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or under instruments outstanding at June 30, 2012.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each of the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.889% of the principal amount thereof, the principal amount of the Offered Securities set forth opposite its name in Schedule A hereto.

The Company will deliver the Offered Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of Fiserv, Inc. at the office of Foley & Lardner LLP, at 9:30 A.M., New York time, on September 25, 2012, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Foley & Lardner LLP at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. As of the date hereof, the Company agrees with the several Underwriters that:

(a) Filing of Prospectuses. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Registration Statement as then amended would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the General Disclosure Package or the Final Prospectus, as the case may be, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. Each Statutory Prospectus and the Final Prospectus and any amendment or supplement thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR (as defined below), except to the extent permitted by Regulation S-T.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities and the Guarantees for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(g) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities and the Guarantees for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and the preparation and printing (if any) of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Offered Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, including the chartering of airplanes, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus and, except as disclosed in Registration Statement, the General Disclosure Package and the Final Prospectus, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Restriction on Sale of Securities. The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company or any Guarantor and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof and ending 30 days after the Closing Date.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Company will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering or (y) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received a letter pertaining to the Company dated the date hereof and the Closing Date, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and each letter in a form reasonably acceptable to the Representatives.

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or any Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company or any Guarantor on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for Company. The Representatives shall have received an opinion, dated such Closing Date, of Foley & Lardner LLP, counsel for the Company, to the effect that:

(i) Corporate Existence of the Company. The Company is existing under the laws of the State of Wisconsin, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing, where applicable, in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect;

(ii) Significant Subsidiaries; Guarantors. Each Significant Subsidiary and each Guarantor is existing and in good standing, where applicable, under the laws of the jurisdiction of its incorporation or organization, with corporate or limited liability company power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and each Significant Subsidiary and Guarantor is duly qualified to do business as a foreign corporation in good standing, where applicable, in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect;

(iii) Indenture. The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors and has been duly qualified under the Trust Indenture Act; and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus;

(iv) Offered Securities. The Offered Securities have been duly authorized, executed, issued and delivered by the Company and conform in all material respects to the description thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus; and, assuming the due authorization, execution and delivery of the Indenture and authentication of the Offered Securities by the Trustee, when delivered by the Company to the Underwriters against payment of the requisite consideration therefor specified in this Agreement, the Offered Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and entitled to the benefits provided by the Indenture;

(v) Guarantees. The Guarantees issued by the Guarantors have been duly authorized, executed, issued and delivered and conform in all material respects to the information relating thereto in the Registration Statement, the General Disclosure Package and in the Final Prospectus; and, assuming the due authorization, execution and delivery of the Indenture and authentication of the Offered Securities and the Guarantees by the Trustee, when the Offered Securities are delivered by the Company to the Underwriters against payment of the requisite consideration therefor specified in this Agreement, the Guarantees will constitute valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and entitled to the benefits provided by the Indenture;

(vi) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act;

(vii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. federal or state Governmental Entity is necessary or required for the execution, delivery or performance by the Company and the Guarantors of their respective obligations under this Agreement, the Indenture, the Offered Securities and the Guarantees and the consummation of the transactions contemplated thereby, except such as have been obtained or made and such as may be required under state or foreign securities laws;

(viii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Indenture by the Company and the Guarantors and the execution, delivery and performance of the Guarantees by the Guarantors, the issuance, execution, sale and delivery of the Offered Securities by the Company and the execution, delivery and performance of the Guarantees by the Guarantors, the consummation of the transactions contemplated by this Agreement and the Indenture, and compliance by the Company and the Guarantors with the terms of this Agreement, the Indenture, the Offered Securities and the Guarantees, do not and will not, whether with or without the giving of notice or passage of time or both, result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (a) the charter or bylaws of the Company or of the Guarantors, (b) any statute, rule, regulation or order known to us of any U.S. federal or state Governmental Entity having jurisdiction over the Company or any of the Guarantors or any of their properties or (c) any agreement or instrument identified in an exhibit listing all agreements identified on the exhibit list to the Company’s Form 10-K for the fiscal year ended December 31, 2011, on the exhibit lists to the Company’s Forms 10-Q for the quarters ended March 31, 2012 and June 30, 2012 or any Form 8-K filed since December 31, 2011, except in the case of clauses (b) and (c) for such violations, conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect.

(ix) Compliance with Registration Requirements; Effectiveness. The Registration Statement has become effective under the Act, the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act; and such counsel do not know of any legal or governmental proceedings required to be described in the Registration Statement or the Final Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

(x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(xi) Statements. The statements set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the caption “Description of the Notes”, insofar as they purport to constitute a summary of the terms of the Offered Securities, the Guarantees and the Indenture, and under the captions “Certain U.S. Federal Income Tax Considerations” and “Underwriting” and the statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Government Regulation”, insofar as they purport to describe the provisions of the U.S. federal laws and documents referred to therein, are accurate descriptions or summaries in all material respects; and

(xii) Compliance as to Form. The Registration Statement, as of the Effective Time relating to the Offered Securities, including the 430B information, and the Final Prospectus, as of the date of this Agreement, and each amendment or supplement thereto, as of its issue date, other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel expresses no opinion, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

In addition, the Representatives shall have received a letter, dated such Closing Date, of Foley & Lardner LLP, counsel for the Company, in which such counsel shall state the following: Such counsel has acted as counsel for the Company in connection with the sale to the Underwriters of the Offered Securities. The primary purpose of such counsel’s professional engagement was not to establish or confirm factual matters or financial or quantitative information. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Final Prospectus and the General Disclosure Package involve matters of a non-legal nature. Therefore, except to the extent specifically described in paragraphs (iii), (iv), (v) and (xi) above, such counsel is not passing upon, and does not take any responsibility for, the accuracy, completeness or fairness of, the statements contained in, or incorporated by reference in, the Registration Statement, the Final Prospectus or the General Disclosure Package and has not made an independent check or verification thereof. Such counsel has, however, reviewed the Registration Statement, the Final Prospectus and the General Disclosure Package and participated in conferences and telephone conversations with certain officers and other representatives of the Company, representatives of the Company’s independent registered public accounting firm and representatives of and counsel for the Underwriters, during which conferences and conversations the contents of the Registration Statement, the Final Prospectus and the General Disclosure Package and related matters were reviewed and discussed. Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, nothing came to the attention of such counsel that caused it to believe that (i) the Registration Statement, as of its most recent effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Act, or any amendment thereto, as of its effective time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Final Prospectus, as of the date of this Agreement or as of any Closing Date, or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the General Disclosure Package, at the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. It is understood and agreed that such counsel need express no belief with respect to any financial statements and related notes, financial schedules or other financial and accounting data or information, or reports on the effectiveness of internal control, contained or incorporated by reference in or omitted from the Registration Statement, the Final Prospectus or the General Disclosure Package.

(e) Opinion of Company’s General Counsel. The Representatives shall have received an opinion, dated such Closing Date, of the Company’s general counsel or any assistant general counsel, to the effect that:

(i) (i) Absence of Existing Defaults and Conflicts. (a) Neither the Company nor any of the Guarantors are in violation of their charter or by-laws and, (b) to such counsel’s knowledge, no default (or event which, with the giving of notice or lapse of time or both would be a default) has occurred in the due performance or observance of any agreement or instrument identified in an exhibit listing all agreements identified on the exhibit list to the Company’s Form 10-K for the fiscal year ended December 31, 2011, on the exhibit lists to the Company’s Forms 10-Q for the quarter ended March 31, 2012 and June 30, 2012 or any Form 8-K filed since December 31, 2011, except in the case of clauses (b) for such defaults that would not result in a Material Adverse Effect.

(f) Opinion of Nebraska Counsel. The Representatives shall have received an opinion, dated such Closing Date, of Brian Ridenour, Nebraska counsel for the Company, to the effect that:

(i) Corporate Existence. ITI of Nebraska, Inc. and Information Technology, Inc. (the “Nebraska Guarantors”) are existing and in good standing under the laws of the State of Nebraska, with corporate power and authority to own their properties and conduct their business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus;

(ii) Indenture. The Indenture has been duly authorized, executed and delivered by the Nebraska Guarantors; and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Nebraska Guarantors, enforceable against the Nebraska Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law);

(iii) Guarantees. The Guarantees issued by the Nebraska Guarantors have been duly authorized, executed, issued and delivered; and, assuming the due authorization, execution and delivery of the Indenture and authentication of the Offered Securities and the Guarantees by the Trustee, when the Offered Securities are delivered by the Company to the Underwriters against payment of the requisite consideration therefor specified in this Agreement, the Guarantees constitute valid and legally binding obligations of the Nebraska Guarantors, enforceable against the Nebraska Guarantors in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and entitled to the benefits provided by the Indenture;

(iv) Absence of Existing Defaults and Conflicts. The Nebraska Guarantors are not in violation of their charter or by-laws.

(v) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Nebraska Guarantors.

(g) Opinion of Counsel for Underwriters. The Representatives shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Sidley Austin LLP may rely as to all matters governed by (i) Wisconsin law upon the opinion of Foley & Lardner LLP and (ii) Nebraska law upon the opinion of Brian Ridenour.

(h) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; and, subsequent to the respective dates of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(i) Guarantors Officers’ Certificate. The Representatives shall have received a certificate or certificates, dated such Closing Date, of an officer of each of the Guarantors in which such officers shall state that: the representations and warranties of each of the Guarantors in this Agreement are true and correct; and each of the Guarantors has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j) Indenture. The Indenture shall have been duly executed and delivered, and the Underwriters shall have received copies, conformed and executed thereof.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company and the Guarantors will severally, and jointly, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of Company. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and the Guarantors, and each of their officers who sign a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the information contained in the second paragraph following the table showing the principal amounts of notes purchased by the Underwriters and the fourth and fifth paragraphs following the table showing the underwriting discounts and commissions under the caption “Underwriting.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Guarantors on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and each of the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and each of the Guarantors or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, each of the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Default of Underwriters. If any Underwriter or Underwriters shall default in the obligation to purchase Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, or their officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or the Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or transmitted via facsimile and confirmed to the Representatives at: Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, Attention: High Grade Transaction Management/Legal, Facsimile: (646) 855-5958, and Wells Fargo Securities, LLC, 301 S. College Street, 6th Floor, Charlotte, North Carolina 28288, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com or, if sent to the Company, will be mailed, delivered or transmitted via facsimile and confirmed to it at Fiserv, Inc., 255 Fiserv Drive, Brookfield, Wisconsin 53045, Attention: General Counsel, Facsimile: (262) 879-5532; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or transmitted via facsimile and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. Each of the Company and the Guarantors acknowledges and agrees that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Guarantors on the one hand and the Underwriters on the other hand has been created in respect of any of the transactions contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Final Prospectus, irrespective of whether the Underwriters have advised or is advising the Company or any of the Guarantors on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Guarantors have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Guarantors and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Guarantors by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and each of the Guarantors waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company and the Guarantors in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Guarantors, including stockholders, employees or creditors of the Company or the Guarantors.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company and each of the Guarantors hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each of the Guarantors irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,

FISERV, INC.

By	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Title Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to the Underwriting Agreement

BILLMATRIX CORPORATION

By	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Title Vice President and Treasurer

Signature Page to the Underwriting Agreement

CHECKFREE SERVICES CORPORATION

By	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Title Executive Vice President, Chief Financial Officer and Treasurer

Signature Page to the Underwriting Agreement

FISERV SOLUTIONS, INC.

By	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Title Executive Vice President, Treasurer and Assistant Secretary

Signature Page to the Underwriting Agreement

INFORMATION TECHNOLOGY, INC.

By	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Title Treasurer

Signature Page to the Underwriting Agreement

FISERV INVESTMENT SOLUTIONS, INC.

By	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Title Vice President and Treasurer

Signature Page to the Underwriting Agreement

ITI OF NEBRASKA, INC.

By	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Title Treasurer

Signature Page to the Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed

    and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

By:	/s/ Mohit Manaktala
Name: Mohit Manaktala
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

Acting on behalf of themselves and as

    the Representatives of the several

    Underwriters

Signature Page to the Underwriting Agreement

Schedule A

Underwriter	Principal Amount of Offered Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$161,000,000
Wells Fargo Securities, LLC	$140,000,000
Mitsubishi UFJ Securities (USA), Inc.	$70,000,000
U.S. Bancorp Investments, Inc.	$70,000,000
Credit Suisse Securities (USA) LLC	$35,000,000
SMBC Nikko Capital Markets Limited	$35,000,000
SunTrust Robinson Humphrey, Inc.	$35,000,000
PNC Capital Markets LLC	$21,000,000
RBC Capital Markets, LLC	$21,000,000
RBS Securities Inc	$21,000,000
TD Securities (USA) LLC	$21,000,000
BMO Capital Markets Corp	$14,000,000
J.P. Morgan Securities LLC	$14,000,000
The Williams Capital Group, L.P.	$14,000,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	$7,000,000
Comerica Securities, Inc	$7,000,000
KeyBanc Capital Markets Inc	$7,000,000
The Huntington Investment Company	$7,000,000

Total:	$700,000,000

Schedule A-1

SCHEDULE B

1. General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” means the Final Term Sheet, dated September 18, 2012, for the Offered Securities, a copy of which is attached hereto as Annex II.

2. Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

None

Schedule B-1

ANNEX I

GUARANTORS

Name	State or Other Jurisdiction of Incorporation
BillMatrix Corporation	Delaware
CheckFree Services Corporation	Delaware
Fiserv Solutions, Inc.	Wisconsin
Information Technology, Inc.	Nebraska
Fiserv Investment Solutions, Inc.	Delaware
ITI of Nebraska, Inc.	Nebraska

Annex I-1